Exhibit 99.1

PHARMACOPEIA COMPLETES SPIN-OFF OF
PHARMACOPEIA DRUG DISCOVERY

Princeton, New Jersey and San Diego, California, May 3, 2004 - Pharmacopeia, Inc. (Nasdaq: ACCL) and Pharmacopeia Drug Discovery, Inc. (Nasdaq: PCOP) (“PDD”) today announced the completion of the spin-off of PDD, Pharmacopeia’s drug discovery business, into an independent, separately traded, publicly held company.  Pharmacopeia’s corporate offices will be located in San Diego, California while PDD will continue to be headquartered in Princeton, New Jersey.  To reflect its focus on scientific software solutions, Pharmacopeia expects to change its name to Accelrys upon approval by its stockholders at its annual meeting later this month.

On April 30, 2004, Pharmacopeia distributed to its stockholders of record as of April 16, 2004, a dividend of one share of PDD common stock for every two shares of Pharmacopeia common stock.  From April 16, 2004 through April 30, 2004, Pharmacopeia common stock traded with the right to receive the dividend.  Fractional shares were not distributed but will be aggregated and sold in the public market.  The net cash proceeds of these sales will be distributed ratably to those stockholders who would have otherwise received fractional shares.  Pharmacopeia has received an opinion of counsel that the transaction will qualify for treatment as a tax-free spin-off.

Beginning on May 3, 2004, Pharmacopeia and PDD will trade as separate companies on The Nasdaq National Market.  Pharmacopeia common stock will trade under the ticker symbol “ACCL” (and, as noted above, Pharmacopeia will change its name to Accelrys, Inc. after receiving stockholder approval) and PDD common stock will trade under the ticker symbol “PCOP.”

Accelrys (www.accelrys.com) is a leader in enabling science and technology that accelerates and improves the drug discovery and chemical development processes.  Accelrys develops and commercializes molecular modeling and simulation software for the life sciences and materials research markets, cheminformatics and decision support systems, and bioinformatics tools including gene sequence analysis.  Accelrys is headquartered in San Diego, California.

Pharmacopeia Drug Discovery (“PDD”) (www.pharmacopeia.com) is a chemistry-based collaborative drug discovery company, focused on the creation of new small molecule therapeutics. Using proprietary technologies and processes, PDD’s experienced scientists identify and optimize novel drug candidates through research collaborations with major pharmaceutical and biological companies and through its own internally-funded drug discovery programs.  PDD is headquartered in Princeton, New Jersey.

Dechert LLP and Credit Suisse First Boston acted as advisors to Pharmacopeia, Inc. in the spin-off transaction.

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When used anywhere in this document, the words “expects”, “believes”, “anticipates”, “estimates” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein may include statements addressing future financial and operating results of Pharmacopeia and PDD. Each of Pharmacopeia and PDD have based these forward-looking statements on its current expectations about future events. Such statements are subject to risks and uncertainties including, but not limited to, the successful implementation of Pharmacopeia’s and PDD’s strategic plans, the development by each company and market acceptance of new products, the establishment by PDD of drug discovery collaborations and the results of PDD’s internal proprietary drug discovery programs, the obsolescence of existing products, the resolution of existing and potential future patent issues, additional competition, changes in economic conditions and other risks described in documents Pharmacopeia and PDD have filed with the Securities and Exchange Commission, including PDD’s registration statement on Form 10 and subsequent filings under the Securities Exchange Act of 1934, and Pharmacopeia’s most recent report on Form 10-K and subsequent filings under the Securities Exchange Act of 1934. All forward-looking statements in this document are qualified entirely by the cautionary statements included in this document and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by forward-looking statements contained in this document. These forward-looking statements speak only as of the date of this document. Each of Pharmacopeia and PDD disclaim any undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Pharmacopeia/Accelrys Contact:

John J. Hanlon

Chief Financial Officer
Pharmacopeia, Inc.
(858) 799-5000

Pharmacopeia Drug Discovery Contact:

Brian M. Posner

Vice President, Finance
Pharmacopeia Drug Discovery, Inc.
(609) 452-3600
irreq@pharmacopeia.com